Exhibit 99.2
Dear Voyager Colleague:
I am pleased to announce this morning that Voyager Learning Company has signed a definitive agreement to combine our business with Cambium Learning, a privately held intervention provider who shares our primary commitment to service the needs of the more than 20 million students in this country in grades K-12 who are not reading or doing math at their grade level by helping them reach their full learning potential.
We expect there to be very tangible and positive benefits from the combination of these two companies, which serve adjacent market segments with complementary product offerings. Upon closing of the deal, the combined company will:
•	Be a leading provider of evidence-based programs exclusively focused on serving the needs of the 20 million plus struggling students in this country

•	Create greater scale and capabilities to sell, service, and support our combined products to our customer base

•	Give us opportunities for growth, additional capabilities to help leverage new business, and the ability to further invest in new product development and technology

•	Provide a compelling suite of assistive and instructional technologies and on-going progress monitoring of student performance

•	Allow for greater research and evaluation opportunities across our diverse district partnerships

•	Continue to support the full spectrum of struggling learners and their educators.

•	Allow us to integrate, rationalize, repurpose and cross sell the best of our products so we can offer premier curricula, technology, and implementation and support to educators
This is an exciting time for Voyager Learning. This is a strategic and logical combination of two great intervention companies at a time when legislative attention and significant funding is now being precisely targeted to the at-risk and special student populations that we serve—and always have. This larger company will have a positive impact on more students and educators, and, as always, the data will speak for itself — but in much greater volume.
While the proposed deal is being announced today, it is not expected to close until October 2009. We will keep you updated as things progress. In the meantime, we need

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to remain focused on doing our jobs, delivering value, and serving our Voyager Learning customers well.
Please review the press release and additional documents included in this email, which may help answer some of your questions, as well as any you may receive from customers. If you receive questions beyond the ones listed in the Customer FAQ, please refer them to Shannan Overbeck at soverbeck@voyagerlearning.com or ext. 9476.
At 10:30 a.m. CST on Monday in the 2nd floor Training Room, I will provide additional details about the merger and give you the opportunity to ask questions. For those of you in the field, at the distribution center and in Tucson and Charlottesville, please call in to 1-888-XXX-XXXX and enter pass code XXXXXXX.
Thanks,
Ron

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Voyager Employee FAQ
Q: Who is Veronis Suhler Stevenson? Where are they headquartered? What do they do?
A: Veronis Suhler Stevenson (www.vss.com) is a global private equity firm based in New York and owner of Cambium Learning. VSS focuses on private equity and mezzanine debt investments in the information, education and media industries. Over the past 22 years VSS has invested in 63 companies with an aggregate value of over $14 billion.
Q: Who is Cambium Learning? Where are they headquartered? What do they do?
A: Founded in 2002, Cambium Learning (www.cambiumlearning.com) is an education company based in Natick, MA, that provides research-based, culturally responsive and proven instructional materials, services and technology to help educators raise the achievement level of pre-K through grade 12 students underserved by existing instructional materials. Its companies and brands include Sopris West Educational Services, Kurzweil Educational Systems, and IntelliTools. Cambium Learning believes that all students, including minority, at-risk, economically disadvantaged and special student populations can achieve at a high level.
Q: When will the merger be complete?
A: The merger is expected to be completed in October 2009 subject to various closing conditions and a vote by Voyager shareholders. Until that time, we will continue to operate as separate entities. You should not discuss pricing or customer strategies until the closing of the transaction.
Q: What factors could impede the merger?
A: As in any business transaction there are regulatory procedures that are required. However, we don’t anticipate any issues.
Q: Will the company name change? To what? When?
A: We will decide on a name for the newly combined companies before the transaction closes.
Q: Will the new company continue to be publicly traded or will it go private?
A: The new company will be a publicly traded company. Voyager Learning Company will continue to be traded on the Pink Sheets under the ticker symbol (VLCY) until the merger is complete. Once complete, we anticipate moving forward with making the appropriate applications to have the combined company listed on one of the national stock exchanges.
Q: Is the executive leadership team and management staying with the new company?
A: Until the close of the transaction, the existing Voyager executive leadership team will remain in place and continue to work toward achieving our 2009 goals. Once the transaction is complete, Ron Klausner, currently the President of Voyager Expanded Learning, will become the Chief Executive Officer of the combined company, and Dave Cappellucci, currently the Chief Executive Officer of Cambium Learning, will become the President of the combined company. Additionally, upon the close of this transaction, Voyager Learning Company President and Chief Executive Officer, Richard Surratt, will cease to be President and CEO, but will join the board of the new company as a director.
Q: What are the benefits of the merger?
A: We expect there to be very tangible and positive benefits from the combination of these two complementary companies:

•	As a combined company, we will be a leading provider of evidence-based programs exclusively focused on serving the needs of the 20 million plus struggling students in this country

•	The merger will allow us greater scale and capabilities to sell, service, and support our combined products to our customer base

•	The merger provides us with opportunities for growth, additional capabilities to help leverage new business, and the ability to further invest in new product development and technology

•	As a combined company, we will provide a compelling suite of assistive and instructional technologies and on-going progress monitoring of student performance

•	The merger allows for greater research and evaluation opportunities across our diverse district partnerships

•	As a combined company, we will continue to support the full spectrum of struggling learners and their educators.

•	The merger will allow us to integrate, rationalize, repurpose and cross sell the best of our products so we can offer premier curricula, technology, and implementation and support to educators
Q: What will happen to our product lines?
A: In the short term there will be no changes to our product lines. However, as the process moves forward, we will rationalize and integrate the best of our products so we can offer premier curricula, technology, and implementation and support to education providers.
Q: How do Cambium’s competitive offerings fit with Voyager offerings?
A: Both companies have a concentration in adolescent literacy, early literacy, mathematics and services.
•	Language! which is complementary to Voyager’s Reading Journey’s program for grades 6-9 but targets the very bottom of struggling readers in those grades

•	ReadWell K-2 alternate core reading program is comparable to Voyager’s Universal Literacy System

•	Step Up to Writing has no equivalent at Voyager

•	Cambium’s math products, including TransMath, Voyages, Algebra Ready and Rescue are for the most part targeted at different customers than Voyager’s Vmath

•	While Voyager offers implementation service and support during program implementation, including site visits, online professional development tools, reporting, and analysis of student test results, Cambium also offers a wide range of implementations services including long-term implementation partnerships, private on-site training, regional workshops, online workshops, and free webinars

•	Voyager has a significant presence in two segments where Cambium does not compete: online subscription businesses Learning A-Z and ExploreLearning

•	Cambium has a significant presence in the assistive technology segment and Voyager does not

•	Cambium has a significant behavior and supplemental library and Voyager does not
Q: Will my benefits change? Will locations be closed? Will there be layoffs?
A: Throughout the process of putting the two companies together, we are committed to work quickly, but thoughtfully to identify and combine the best from both organizations including people, products, processes, and strategies. It is still early in the process, but as we begin to integrate the two companies and where teams are identical or have duplication, there will be a reduction-in-force. However, at this time, we are at a stage in the process between signing and closing where the companies are required to continue to operate independently. As a matter of fact, there will be considerably less interaction as we proceed with the various regulatory filings. Management will do the best it can to keep you informed about any changes that occur. You will receive monthly communication updates regarding the merger progress, but for the next 90-120 days, let’s all stay focused on delivering our 2009 objectives.
Q: How will this affect my customers?
A: At this time, your customers should see no changes in the level of service they receive or type of products we offer.
Q: What can I tell my customers?
A: Until the transaction is closed, there is not a great deal to share. You should feel confident in letting them know that in no way this will this disturb the service or products we provide to them.

Customer Frequently Asked Questions
Q: Who is Cambium Learning? Where are they headquartered? What do they do?
A: Founded in 2002, Cambium Learning (www.cambiumlearning.com) is an education company based in Natick, MA, that provides research-based, culturally responsive and proven instructional materials, services and technology to help educators raise the achievement level of Pre-K through grade 12 students underserved by existing instructional materials. Its companies and brands include Sopris West Educational Services, Kurzweil Educational Systems and IntelliTools. Cambium Learning believes that all students, including minority, at-risk, economically disadvantaged and special student populations can achieve at a high level.
Q: When will the merger be complete?
A: The merger is expected to be complete in October 2009 subject to various closing conditions and a vote by Voyager shareholders.
Q: Will the company name change? To what? When?
A: The company will decide on a name for the newly formed company before the transaction closes.
Q: Will the new company continue to be publicly traded or will it go private?
A: The new company will be a publicly traded company. Voyager Learning Company will continue to be traded on the Pink Sheets under the ticker symbol (VLCY) until the merger is complete. Once complete, we anticipate moving forward with making the appropriate applications to have the combined company listed on one of the national stock exchanges.
Q: What will happen to the product lines?
A: In the short term, product lines will not change. However, as the process moves forward, we will rationalize and integrate the best of our products so we can offer premier curricula, technology, and implementation and support to education providers.
Q: Will I continue to work with the same people as I have in the past?
A: Yes, at this time there are no immediate plans to make significant organizational changes. You can expect to receive the same high level of service and support.
Q: Will your product pricing structure change?
A: At this time there are no plans to change the current product pricing structure.
Q: Will the training and support services you offered in the past still be available?
A: Yes, at this time there are no plans to change our training and support offerings. You can expect to receive the same high level of service and support.
Q: What does this merger mean for me as a customer?
A: Once the transaction is complete, customers will see the following:
•	A more comprehensive product line.

•	A commitment to innovative technology solutions.

•	Greater support and resources.

Dear [Personalize Name]:
I am pleased to inform you that Voyager Learning Company, parent company of Voyager Expanded Learning, has signed a definitive agreement to combine our business with Cambium Learning, a provider of intervention solutions for literacy and mathematics.
This combination creates one of the leading providers of Pre-K-12 programs exclusively focused on serving the needs of our nation’s struggling students. There are a number of key things we hope you will appreciate about the combined company:
•	As a combined company, we will provide a compelling suite of assistive and instructional technologies and robust on-going progress monitoring of student performance and data management systems

•	While both companies share a commitment to evidence-based instructional materials and services, this merger combination allows for even greater research and evaluation opportunities across our diverse district partnerships

•	While other companies selectively serve certain populations and not others, as a combined company, we will continue to support the full spectrum of struggling learners and their educators — including low-incidence disabilities

•	Perhaps most importantly, our combined assemblage of leading authors and researchers presents an unparalleled capability to help you address the needs of those student populations to whom these scholars and scientists have dedicated their lives.
We believe this business combination positions us to serve you more effectively— both now and in the years to come. It is a privilege for us to have the opportunity to continue to work with you to address the serious challenges in education today.
While the proposed deal is being announced today, it is not expected to close until October 2009. In the meantime, we will continue to deliver value and serve our customers well. If I may be of help or answer any questions you may have, please do not hesitate to contact me. Thank you for your continued trust in Voyager.
Sincerely,